                                                                    EXHIBIT 10.1

                            OPTION TO PURCHASE STOCK
                            ------------------------

            THIS  AGREEMENT  ENTERED  INTO  this ________________________ by and between _______________________________________ (the "Seller" ), with a business address at ___________________________________________,  and NYFIX  CORPORATION,
(the  "Purchaser"),  a Delaware  Corporation  with its  principal  office at 333
Ludlow Street, Stamford, CT 06902.

            WHEREAS,  the  Purchaser  is  desirous  of  obtaining  an  option to purchase up to 800,000  Shares of Common Stock of Euro Link  Network,  Inc. from the present  holders of such  Common  Stock with the  Company  having  1,200,000 shares authorized, issued, and outstanding as a result of these transactions and
800,000 shares to be issued for the  conversion of the Series A Preferred  Stock for a total of 2,000,000 shares authorized or to be authorized; and

            WHEREAS,  the Seller is the owner of _______  Shares of Common Stock of Euro Link Network,  Inc.,  subject to certain conditions which are summarized herein; and

            WHEREAS,  the Seller is desirous of granting such option to purchase a fixed amount of such Shares and Purchaser is desirous to obtain such option to purchase a fixed amount of such Shares upon the terms and conditions  herein set forth,

            WHEREAS,  Seller has  consented  to a share  reissuance  by Eurolink
Network,  Inc.  and Seller and  Purchaser  agree to this  Revised  Agreement  to include the new shares issued to Seller,

            NOW, THEREFORE,

            IN  CONSIDERATION  of Ten Dollars  ($10.00) paid in hand,  and other good and valuable consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1.  GRANT  OF  OPTION.  Seller  hereby  grant to  Purchaser,  or its designee  or  assign,  an option  to  purchase,  upon the  terms and  conditions hereinafter  set forth,  _______  Shares  ("Shares") of the Common Stock of Euro
Link Network, Inc., a Delaware Corporation ("the Company"),  at a purchase price which shall be the greater of the following:

                (i) At a  price-per-share  computed for the entire  Company on a
            per   share   basis   which   shall  be  equal  to  ten   times  the
            earnings-per-share for the preceding fiscal year prior to the timely
            option  notice,  as  shall  be  determined  by  generally   accepted
            accounting practices consistently applied. In computing the earnings per share,  all monies  paid by the  Company  prior to April 1, 2002 related to establishment,  organizational  and licensing costs shall not  be  deducted  or  adversely  considered  in  any  manner  which diminishes the earnings per share price  including any  depreciation on capital  investments made prior to April 1, 2002. The exercise of this Option, divided by the number of shares then outstanding,  with a maximum purchase price of $12.50 per Share; or

                (ii) At a minimum price-per-share of $1.25.

                (iii) In no event shall the minimum  purchase price be less than
            US$1,000,000  for all of the shares for which the  Purchaser  has an option of the Company under Paragraph 2.

            2. TIME FOR  EXERCISE  OF OPTION.  The option  may be  exercised  by
Purchaser in whole or in part at any time on or after April 1, 2004 and prior to
June 30, 2004. In the event that audited financial statements of the Company are not provided to Purchaser by April 1, 2004,  the option period shall be extended to such date as shall be ninety (90) days  following the receipt by Purchaser of such audited financial statements.

            3.  INTERIM  NON-CASH  DIVIDEND.  If  dividends  are declared on the common  shares  of the  Company,  payable  other  than in  cash,  such  non-cash dividends  attributable to each such common share shall be transferred by Seller to Purchaser upon the exercise of his option, without extra costs.

            4. ADJUSTMENT OF OPTION SHARES. If the outstanding  common shares of
The Company  are changed  into or  exchanged  for a different  number or kind of shares or other  securities  of The Company or of another  corporation,  whether through reorganization, recapitalization, shares split up, combination of sales, merger or consolidation, there shall be substituted for each common share of The
Company  then  subject  to this  option  the number and kinds of shares of other securities  which each such  outstanding  common share is so changed or for each such share as exchanged.  Thereafter,  the words "common  shares of The Company"
shall mean such  substituted  shares or other securities and the option price as set forth in Paragraph (1) above  shall  apply to and be the option  price for a the shares or other  securities  substitute  for each such  common  share of The
Company

            5. ADDITIONAL OPTION RIGHTS. Seller hereby grants to Purchaser,  for a  period  of  five  (5)  years  from  the  date of this  Agreement,  an  option constituting  a right of first  refusal to  purchase  any shares of The  Company owned by the Seller  and not  subject  to  purchase  by  Purchaser  pursuant  to
Paragraph 1 of this Agreement, at a per share price equal to valuing 100% of the
Company and then  allocating  the 100% purchase price on a per share basis as to the total number of shares of common stock of the Company then  outstanding with the price per share equal to "____" shall be 10 times the earnings per share for the  preceding 12 month  period as shall be  determined  by  generally  accepted accounting  principles  consistently  applied.  In the event Purchaser elects to exercise  such option,  Purchaser  shall have ten (10)  business days after such notice is given by Seller  within which to notify the Seller that the  Purchaser is exercising such an option and is delivering,  as provided in paragraph 8, the funds and NYFIX shares  required for the purchase which the Purchaser shall have elected to make.  If such notice and payment are  received by the Seller  within said ten (10) day period,  the Seller,  in addition to delivery to the Purchaser of the Company  shares so purchased by it,  shall  assign to the  Purchaser  the rights  attributable  to such  shares.  The closing date for the exercise of the option  shall be no later  than 20 days  from  the date of the  option  exercise notice or notice of right of first refusal. If, however, the Purchaser shall not so notify the Seller and pay such purchase  price,  the Seller shall be released from any further obligation to the Purchaser in respect of such rights and shall be free to sell such  shares of the  Company  to any person for any price in the sole discretion of Seller.

            6. RESTRICTIONS ON TRANSFER;  REVERSION. Seller agrees that prior to expiration date of the Option as set forth herein,  no Shares of Common Stock of the Company  owned by Seller,  and whether or not subject to the Option,  may be sold, encumbered,  hypothecated or otherwise transferred without the approval of the Board of  Directors  of The  Company.  In the event that Seller  voluntarily leaves the  employment of the Company or is  terminated  for cause except due to death or major health  concerns as determined  in the sole  discretion of and by the Company Board of Directors.,  it is agreed and understood that the Shares of the Company  issued to Seller shall  revert to the Company,  and shall either be held by the Company in treasury or  redistributed to employees of the Company in the sole  discretion  of the Board of  Directors.  In the case of death or major health approved by the Company Board of Directors,  the successor in interest to the Seller or designated  representative  shall be subject to the same terms and conditions as all other Sellers of Company Shares.

            7. RESTRICTIONS ON CORPORATE ACTION. Except as provided in Paragraph
6 amoung existing  Shareholders of the Company,  The Seller agrees that prior to
June 30,  2004 the  Company  will not  issue  additional  Shares  of  Common  or
Preferred Stock, Warrants, or Options, nor sell or transfer any Shares of Common
Stock  between or among the  shareholders  of the  Company,  without the written consent  of  holders  of a  majority  of the  issued  and  outstanding  Series A
Convertible Stock and the Board of Directors of the Company.

            8. RIGHT OF FIRST REFUSAL.  (a) In the event that Purchaser does not exercise  its option,  it has granted the Company the right of first  refusal to acquire any Shares of Common Stock of the Company owned by the Purchaser.

               (b) In the event  that  Purchaser  does  exercise  its option and subsequently  sells its  controlling  interest  in the  Company,  it agrees that
Seller  shall  have  the  right to sell all or part of  Seller's  shares  of the
Company on the same per share  price/benefit  as  Purchaser  with respect to any
Shares of Common Stock of the Company  owned by Seller on the date of such sale, but that Seller shall not be required to participate in any such sale.

            9. TIME OF PAYMENT FOR SHARES. At the election of the Seller,  which shall be stated in writing by the Seller  within five (5) days of receipt of the option notice,  the option price of the Shares to be purchased  pursuant to each exercise of the Option shall be paid as follows:  (i) Fifty  Percent (50%) shall be  payable in cash,  and a  non-cash  part shall be payable in shares of Common
Stock of NYFIX,  Inc. at a valuation  which shall be equal to the 30 day average
NYFIX  closing  price  immediately  preceding  the date of the  exercise  of the option;  and (ii) Fifty Percent (50%) shall be payable in shares of Common Stock of NYFIX,  Inc. at a valuation  which shall be equal to the 30 day average NYFIX closing  price  immediately  preceding the date of the notice of exercise of the option.  Provided however,  Seller may elect to have the cash part of the option price paid pay in cash and part in NYFIX  shares.  NYFIX,  Inc.  shares  will be issued to Seller and  delivered to Seller at Closing.  NYFIX,  Inc.  agrees that within 180 days  following the date of exercise of the Option,  it will cause to be  filed  with the U.S.  Securities  and  Exchange  Commission  a  Registration
Statement  which will register for public sale the shares of NYFIX,  INC. Common
Stock  issued as partial  payment of the option  price which shall be  completed within 60 days of filing.

            10. METHOD OF EXERCISING OPTION. At least ten (10) days prior to the date upon  which  all or any  portion  of the  option  is to be  exercised,  the
Purchaser shall deliver to the Seller written notice of its election to exercise the option,  which  notice  shall  specify the date and time for the transfer of shares  pursuant  to the  exercise  of the  option  and the  number of shares in respect  of which the  option is to be  exercised.  The date  specified  in such notice  shall be a business  day,  the time  specified  shall be during  regular business  hours.  The closing  date for the  exercise of the option  shall be no later than 10 days from the date of the option exercise notice.  The closing and payment  with  respect to the Company  shares for which an option is  exercised, shall be conducted at the offices of Whisenand & Turner, P.A. in Miami, Florida, or the  headquarters  of NYFIX or such other place as the  parties may  mutually agree.

            11. PAYMENT AND DELIVERY OF SHARES.  The Purchaser shall at the date and time  specified in such  notice,  deliver a bank,  cashier's or  treasurer's check and duly  issued  NYFIX  shares in the name of the Seller in the amount of the option price for the Company  shares in respect to which the option is being exercised.  Such  delivery  shall  be made to the  Seller  at such  place  as is designated  by  Purchase in the notice of exercise of option at either the NYFIX headquarters or Whisenand & Turner PA in Miami, Florida or as mutually agreed by the Purchase  and Seller.  and all checks shall be drawn to the order of Seller.
Contemporaneously with such payments and delivery of NYFIX shares to Seller, the
Seller shall deliver to the Purchaser, duly endorsed in proper form for transfer certificates  representing  the common shares of The Company in respect of which the option is being exercised.

            12. NOTICES. All notices and other communications provided hereunder shall be in writing and shall be deemed to have been duly given if  delivered or mailed certified mail or overnight courier.

               (a) If to the Seller at: ________________________________________
               (b) If to the Purchaser at: 333 Ludlow Street, Stamford, CT 06902

            13.  MODIFICATION.  This Agreement shall be effective as of the date hereof,  and unless  sooner  terminates  shall remain  until June 30,  2004.  No modification or amendment to this Agreement shall be effective unless in writing and signed by the parties.

            14.  GOVERNING LAW. This Agreement shall be deemed to be governed by and shall be construed in accordance with the laws of the State of Delaware.

            15. BINDING  EFFECT.  This Agreement shall be binding upon and inure to the benefit of the Seller and its  successors  and assigns and the  Purchaser and its successors and assigns.

            16.  TERMINATION  OF PRIOR  AGREEMENT.  The prior Option to Purchase
Stock Agreement  entered into between  Purchaser and Seller is hereby terminated and declared by both Parties to be null and of no force or effect.

            IN WITNESS  WHEREOF the parties  have  caused this  Agreement  to be executed as of the day and year first above written.

SELLER:                                 ______________________________________

                                        ---------------------------------------
                                        By:  Authorized Representative

PURCHASER:                              NYFIX, INC.

                                        By: -----------------------------------
                                            Authorized Representative

Terms and Conditions Agreed:
EURO LINK NETWORK, INC.

By:/s/ Humberto Toro Batlle
-----------------------------
Authorized Representative

                                                  Number      Number
                                Date of         of Shares       of
                               Purchase          Owned by     Option    Authorized Representative
Seller's Name and Address        Option           Seller      Shares          of Seller
-------------------------      --------        -------------  ------    -------------------------

Tercer Milenio Comercial      March 1, 2002       502,320     334,880   /s/ Humberto Toro Batlle
   Advicer, s.l.
1500 Bay Road, Suite 1202
Miami, FL 33139

Luis Felipe Cano              December 2, 2002    313,942     209,295   /s/ Luis Felipe Cano
501 Brickell Key Drive,
Suite 602
Miami, FL 33131

Tri Ventures, Inc.            March 1, 2002       150,960     100,640   /s/ James D. Whisenand
501 Brickell Key Drive,
Suite 602
Miami, FL 33131

Index Intelligence, s.l.      December 2, 2002    130,353      86,902   /s/ Juan Carlos Nieto
3003 Van Ness St.
N.W., AW412
Washington, DC 20008

Steven R. Karpel              March 1, 2002        60,233      40,155   /s/ Steven R. Karpel
7302 S.W. 132nd Place
Miami, FL 33183

Josefina Angel Lopez          March 1, 2002        30,192      20,128   /s/ Josefina Angel Lopez
501 Brickell Key Drive,
Suite 602
Miami, FL 33131

Theo Hildyard                 December 2, 2002     12,000       8,000   /s/ Theo Hildyard